EXHIBIT 99.2


          ASSET AND LIABILITY ASSIGNMENT AND INDEMNIFICATION AGREEMENT


         This Asset and Liability Assignment and Indemnification Agreement ("Assignment and Indemnification Agreement"), effective this 29th day of March, 2005 is made by and between Tribeworks, Inc., a Delaware corporation (the "Assignor") and Tribeworks Development Corporation, a California corporation (the "Assignee").

GENERAL

         As part of a planned reorganization, the Assignor wishes to assign, transfer and convey unto the Assignee the entirety of the assets and liabilities listed on the attached Schedules A, B, and C (the "Assigned Assets and Liabilities"), and the Assignee desires to acquire the entire right, title and interest in the Assigned Assets and Liabilities and to indemnify Assignor for any and all associated liabilities.

         The assets and liabilities that are retained by Assignor are listed on Schedule D.

1.       DEFINITIONS

         For purposes of this Agreement, the following term will have the indicated definition:

         "ASSIGNED ASSETS AND LIABILITIES." Each and every asset and liability listed, respectively, on the attached Schedules A, B, and C, which schedules may be updated from time to time with the express written consent of both parties. It is expected that the list of assets and liabilities shall be updated periodically to reflect ongoing activities. Upon the close of a sale, if any, of the Assignee, the parties shall complete a signed statement of updated Schedules A, B, and C as of the closing date.

2.       ASSIGNMENT

2.1 Assignor holds all right and title in the Assigned Assets and Liabilities and does hereby assign, transfer and convey to the Assignee and its successors and assigns the entire right, title and interest to and under the Assigned Assets and Liabilities, and Assignee accepts such assignment in its entirety.

2.2 The Assignee shall do everything reasonably within its power to transfer right, title and interest in the Assigned Assets and Liabilities into its name, including but not limited to securing acceptances of assignment, negotiating release and settlement agreements, and the making of filings.

2.3 Assignor shall promptly upon request of the Assignee, its heirs, successors and assigns execute and deliver without further compensation any necessary power of attorney, further documentation of assignment, application, whether original, continuation, divisional or reissue, or other papers that may be necessary or desirable to fully secure to the Assignee, its heirs, successors and assigns all right, title and interest in and to the Assigned Assets and Liabilities.

3.       DELIVERY

         The Assignor agrees to deliver all tangible manifestations, books, and records relating to the Assigned Assets and Liabilities to the Assignee as soon as is practical; however, Assignor shall have the right to keep such books and records, or copies thereof, as may be necessary for its record-keeping purposes. The parties agree to provide ongoing


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4.       REPRESENTATIONS AND WARRANTIES

4.1      The Assignor represents and warrants to the Assignee that:

         Assignor has all right, title and interest in the Assigned Assets and Liabilities ; and

4.2      The Assignee represents and warrants to the Assignor that:

         Assignee has all right, power and authority necessary to accept the assignment of the Assigned Assets and Liabilities from Assignor and to indemnify Assignor against associated liabilities.

5.       NON - ASSIGNABLE ASSETS AND LIABILITIES

         The Parties acknowledge that some of the assets and liabilities listed on Schedules A, B, and C may be unassignable and/or dormant and best left as is, and in such circumstances it is agreed that such assets and/or liabilities shall none-the-less be treated as though assigned between the Parties, with Assignee specifically and fully indemnifying Assignor against any associated liability, claims, and costs.

6.       INDEMNIFICATION

         Assignee agrees to indemnify and defend Assignor against all claims, causes of action, damages, judgments, costs or expenses, including attorneys' fees and other litigation costs, which may in any way arise from the Assigned Assets and Liabilities, including those on Schedules A and B and also including any unassignable Assets or Liabilities, including the Unassignable Liabilities designated as indemnified on Schedule C.

7.       PAST DUE ACCOUNTING FEES

         The Assignee agrees to pay Assignor $14,957.40 in past due accounting fees owed to Tauber & Balser, according to a mutually agreeable schedule, and both Assignee and Assignor agree to book this obligation as an accounting entry on their respective general ledgers.

8.       GENERAL PROVISIONS

8.1 EFFECT ON SUCCESSORS. This Assignment and each of its provisions shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto.

8.2 WAIVER, AMENDMENT, MODIFICATION. No waiver, amendment or modification, including those by custom, usage of trade, or course of dealing, of any provision of this Agreement will be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No waiver by any party of any default in performance by the other party under this Agreement or of any breach or series of breaches by the other party of any of the terms or conditions of this Agreement shall constitute a waiver of any subsequent default in performance under this Agreement or any subsequent breach of any terms or conditions of that Agreement. Performance of any obligation required of a party under this Agreement may be waived only by a written waiver signed by a duly authorized officer of the other party, that waiver shall be effective only with respect to the specific obligation described in that waiver.


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8.3 SEVERABILITY. If any provision of this Agreement is found invalid or unenforceable under judicial decree or decision, the remainder shall remain valid and enforceable according to its terms. Without limiting the previous, it is expressly understood and agreed that each and every provision of this Agreement that provides for a limitation of liability, disclaimer of warranties, or exclusion of damages is intended by the parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy under this Agreement is determined to have failed of its essential purpose, all other limitations of liability and exclusion of damages set forth herein shall remain in full force and effect.

8.4 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California applicable to Agreements made and fully performed in State of California.

         We have carefully reviewed this contract and agree to and accept its terms and conditions. We are executing this Agreement as of the day and year first written above.


ASSIGNOR                                      ASSIGNEE


__________________________________            __________________________________
Tribeworks, Inc.                              Tribeworks Development Corporation


__________________________________            __________________________________
Name                                                   Name


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Title                                                  Title